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                                                                    EXHIBIT 99.3

(CAL DIVE INTERNATIONAL LOGO)

                                  PRESS RELEASE

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                                                                 www.caldive.com
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Cal Dive International, Inc. - 400 N. Sam Houston Parkway E., Suite 400 - Houston, TX 77060-3500 - 281-618-0400 - fax: 281-618-0505


FOR IMMEDIATE RELEASE                                                                                                        04-003

                                                                                                         CONTACT: JIM NELSON
DATE: FEBRUARY 24, 2004                                                                                  TITLE: VICE CHAIRMAN
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                    CAL DIVE ANNOUNCES 2004 EARNINGS GUIDANCE

HOUSTON, TX - Cal Dive International, Inc. (Nasdaq: CDIS) today announced 2004 earnings guidance in a range of $1.30 to $1.70 per diluted share. Historically 65% of marine contracting revenues are generated in the last six months of the year. Revenue and earnings from the deepwater investments at Gunnison and Marco Polo will come on line principally during the second half of 2004. As a result, the company expects a substantial portion of 2004 earnings will occur in the third and fourth quarters.

Owen Kratz, Chairman and Chief Executive Officer, stated, "This earnings estimate reflects an assumption that marine contracting markets will remain soft and highly competitive. Growth in earnings and cash flow will result from our investments at Gunnison and Marco Polo. While Cal Dive is pursuing expansion of our oil & gas and production facility segments, the guidance does not include acquisitions outside of normal capital expenditures."

Mr. Kratz continued, "This guidance is a natural result of the CDI budgeting process and risk management approach. It represents an attempt to provide transparency into the thought process of CDI management. Our budget is produced between September and January and thus guidance will be issued only once each year in February. Quarterly conference calls will focus upon a discussion of the accompanying key variables (see attached list) plus any new issues not foreseen. It is management's view that quarterly earnings variances are too often a result of timing differences and thus there will be no attempt to provide quarterly guidance."

Cal Dive International, Inc., headquartered in Houston, Texas, is an energy service company specializing in well operations and subsea construction. CDI operates a fleet of technically advanced marine construction vessels and robotics worldwide and conducts salvage operations in the Gulf of Mexico. Energy Resource Technology, Inc., a wholly owned subsidiary, acquires and operates mature and non-core offshore oil and gas properties.

Certain statements in this press release are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither statements of historical fact nor guarantees of future performance or events. Forward-looking statements involve risks and assumptions that could cause actual results to vary materially from those predicted. Among other things, these include unexpected delays and operational issues associated with turnkey projects, the price of crude oil and natural gas, weather conditions in offshore markets, changes in site conditions and capital expenditures by customers. For a more complete discussion of these risk factors, see our Annual Report on Form 10-K/A for the year ended December 31, 2002, filed with the Securities and Exchange Commission. The company strongly encourages readers to note that some or all of the assumptions upon which such forward-looking statements are based are beyond the company's ability to control or estimate precisely and may in some cases be subject to rapid and material change. The company disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, or otherwise.



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                                  Key Variables

Marine Contracting:  Revenues of $250 - $280 million with margins of 9% - 12%

        >>       Market Demand:  Rates & Utilization
        >>       Project Performance/Risk Mitigation
        >>       Fleet Disposition:  Geographic Expansion
        >>       Downtime: R&M, Drydock Costs/Weather Delays
        >>       ROV:  Success of Trenching/Technip Frame Agreement
        >>       Well Ops UK:  Norway/P&A Activity

Oil & Gas:  Production of 38 to 44 BCFe with a price deck of $27.00/bbl oil and $4.75/mcfe

        >>       Commodity Prices
        >>       Production Rate
        >>       Production Efficiency (LOE)
        >>       Gunnison Rate & Reserve Additions
        >>       Hedging Impact
        >>       Success of Well Exploitation Program
        >>       Property Acquisitions
        >>       DD&A Rate

Production Facilities:  Equity in Deepwater Gateway Earnings of $10 - $13 million

        >>       Fixed Demand:  Mechanical Completion
        >>       Marco Polo:  Timing of Wells
        >>       New Wells:  Processing Agreements
        >>       Production Facility:  Capacity Utilized
        >>       Acquisitions:  Timing and Terms

Corporate:  SG&A at 9% to 10% of Revenues

        >>       Insurance:  Renewal Terms and Aggregate Deductibles Incurred
        >>       Collection of Receivables
        >>       Regulatory Compliance
        >>       Foreign Currency Exchange
        >>       Interest Rates
        >>       Effective Tax Rate (36%)
        >>       Commercial Dispute Resolution
        >>       Average Shares Outstanding:  38 - 39 million
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